UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2013

Portfolio Recovery Associates, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	888-772-7326

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 7, 2013, Portfolio Recovery Associates, Inc. (the "Company") entered into a Purchase Agreement (the "Purchase Agreement") by and among the Company, William Blair & Company, L.L.C. and JMP Securities LLC, as representatives (the "Representatives") of the several initial purchasers named therein (collectively, the "Initial Purchasers"), in connection with the issuance and sale of $250 million aggregate principal amount of the Company’s 3.00% convertible senior notes due 2020 (the "Notes") in a private placement to qualified, institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). In addition, the Company granted the Initial Purchasers an option to purchase up to an additional $37.5 million aggregate principal amount of the Notes on the same terms and conditions to cover overallotments, if any.

The Purchase Agreement contains customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Initial Purchasers not to offer or sell any shares of common stock or securities exchangeable for or convertible into common stock, subject to certain exceptions set forth in the Purchase Agreement, for a period of 90 days after the date of the Purchase Agreement, without the prior written consent of the Representatives.

The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain of the Initial Purchasers or their affiliates have provided and may, from time to time, continue to provide certain commercial banking, financial advisory, investment banking and other services to the Company, for which they have received and may continue to receive customary fees and reimbursements of expenses. Affiliates of certain of the Initial Purchasers are agents and/or lenders under the Company’s senior secured credit facility, including SunTrust Bank, an affiliate of SunTrust Robinson Humphrey, Inc., which acts as co-syndication agent and a lender, and SunTrust Robinson Humphrey, Inc., which serves as joint lead arranger and joint book manager of our credit facility.

Item 8.01 Other Events.

On August 7, 2013, the Company issued a press release announcing the pricing of its offering of $250 million aggregate principal amount of senior convertible notes due 2020 in a private placement to qualified, institutional buyers pursuant to Rule 144A under the Securities Act. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 – Purchase Agreement dated August 7, 2013 by and among Portfolio Recovery Associates, Inc., William Blair & Company, L.L.C. and JMP Securities LLC, as representatives of the several initial purchasers named therein.

Exhibit 99.1 – Press release dated August 7, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portfolio Recovery Associates, Inc.

August 8, 2013	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: EVP/CFO

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Exhibit Index

Exhibit No.	Description

10.1	Purchase Agreement dated August 7, 2013 by and among Portfolio Recovery Associates, Inc., William Blair & Company, L.L.C. and JMP Securities LLC, as representatives of the several initial purchasers named therein.

99.1	Press release dated August 7, 2013.